UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

_______________________

CONSUMER CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2517432
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Park Avenue, 16th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-164023

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.0001 per share, of Consumer Capital Group, Inc., a Delaware corporation (“the Company”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of the Company, which are set forth as Exhibit 3.1 and Exhibit 3.2 to this registration statement and are incorporated herein by reference.

A description of the Company’s common stock to be registered is set forth under “Description of Securities” in the Company’s registration statement on Form S-1 (File No. 333-164023), filed with the U.S. Securities and Exchange Commission on December 24, 2009 and declared effective on January 5, 2010 (the “Registration Statement”).

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada

3.2*	By-laws of the registrant

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*            Filed on July 15, 2008 as an exhibit to the Company’s Registration Statement on Form S-1, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONSUMER CAPITAL GROUP, INC.

Date: July 8, 2013	By:	/s/ Jianmin Gao
Jianmin Gao
Chief Executive Officer